UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2009

Smart Online, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505Emperor Boulevard Suite 320, Durham, North Carolina		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		919-765-5000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Interim Chief Financial Officer

On August 12, 2009, the Company’s Board of Directors unanimously approved the promotion of Thaddeus J. Shalek as the Company’s Interim Chief Financial Officer.

Mr. Shalek, age 59, has been employed by Smart Online, Inc. as the Director of Finance and Accounting since June 30, 2009.  He has worked with the University of North Carolina at Greensboro as a lecturer in accounting and finance from August 2008 until the present time.  Prior to joining the University of North Carolina at Greensboro, Mr. Shalek served as the Chief Financial Officer for Lindell Properties, a national real estate development company, located in Tampa, Florida from 2006 until 2008;  he was the Chief Executive Officer and Chief Financial Officer for Vertical Health Solutions, Inc., a manufacturer and distributor of veterinary nutriceuticals in Tampa, Florida from 2004 to 2006; and he was the Founder, President and Chief Operating Officer of Shalek & Associates, CPAs Inc., a public accounting firm in Cleveland, Ohio from 1985 until 2004.  Mr. Shalek has also worked with the public accounting firm of Coopers & Lybrand.  He holds a CPA license in the State of Ohio, an MBA from The University of Tampa, Tampa, Florida, and a B.S.B.A. degree in Accountancy from John Carroll University, Cleveland, Ohio.  Mr. Shalek is also a Certified Business Valuation Analyst, (CVA).

As the Company’s Chief Financial Officer, Mr. Shalek will be compensated with  an annual  salary of $109,200.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

August 18, 2009	By:	/s/ C. James Meese, Jr.
Name: C. James Meese, Jr.
Title: Interim President and Chief Executive Officer